UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 15, 2006

(Date of earliest event reported)

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

(631) 342-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On Tuesday, August 15, 2006, CA, Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) and a lease agreement (the “Lease”) with Island Headquarters Operators LLC, a Delaware limited liability company, and Islandia Operators LLC, a Delaware limited liability company (collectively, “Purchaser” or “Lessor”).  The Purchase Agreement sets forth the terms and conditions whereby the Company sold to Purchaser for a cash purchase price of $204.3 million, its world headquarters located at One CA Plaza, Islandia, New York, 11749, including all buildings, structures, fixtures and other improvements thereon (the “Premises”)..  The purchase price less certain expenses was paid to Company and the sale was consummated on Tuesday, August 15, 2006.  Concurrently with the closing of the sale, the Company leased back the Premises from the Lessor for a term of 15 years, with several options for the Company to renew for up to a total lease term of 35 years.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2006, the Company entered into the Lease pursuant to which the Company is leasing back the Premises from the Lessor for the period commencing on the date of closing of the sale of the Premises (“Effective Date”) and, unless renewed at Company’s option, ending at 11:59 p.m. on the day immediately preceding the 15th anniversary of the Effective Date.  The monthly base rent is $1,263,211.25 and will increase annually until the 11th anniversary of the Effective Date by approximately .78% and thereafter be constant until the expiration of the initial term.  The Company is also responsible for paying real estate taxes and operating expenses, as well as any capital expenditures required to maintain the Premises in good condition and repair and in compliance with applicable laws.  Pursuant to the Purchase Agreement, the Company paid the Lessor out of the sales proceeds, advance rent, which will be utilized to pay the monthly base rent through September 2006.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Purchase and Sale Agreement, dated as of August 15, 2006, among CA, Inc., Island Headquarters Operators LLC and Islandia Operators LLC
Exhibit 10.2	Lease, dated as of August 15, 2006, among CA, Inc., Island Headquarters Operators LLC and Islandia Operators LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: August 21, 2006	By:	/s/ Michael J. Christenson
		Name:	Michael J. Christenson
		Title:	Executive Vice President and Chief Operating Officer